EXHIBIT 99.1

AMCORE Bank Reaches an Agreement With Midland States Bank for Sale of 12 Branches

ROCKFORD, Ill., Jan. 5, 2010 (GLOBE NEWSWIRE) -- AMCORE Bank, N.A., a wholly-owned subsidiary of AMCORE Financial, Inc. (Nasdaq:AMFI), today announced that it has reached a definitive agreement with Midland States Bank of Effingham, IL, to sell 12 branches and two stand-alone drive-ups. The branches are located in Dixon, Freeport, Mendota, Oregon, Peru, Princeton, Rock Falls and Sterling.

The transaction includes approximately $480 million in loans, $540 million in deposits and sweep accounts, up to $400 million in trust and brokerage account relationships, as well as the branch facilities, related fixed assets and leases. In connection with the sale, AMCORE will receive a 1.5% deposit premium and a $1.5 million trust account premium. The transaction, which is subject to regulatory and other customary closing conditions, is expected to close in first quarter 2010.

In making the announcement, AMCORE Chairman and Chief Executive Officer William McManaman said, "The sale of these branches, when completed, demonstrate that our rebuilding efforts continue to move forward and remain on track."

AMCORE recently reported several events that will improve its capital position, including the sale of $135 million in non-strategic, non-relationship loans, the completed sale of four rural Wisconsin branches in November, and recent tax legislation that will result in a federal income tax refund of $25 to $30 million.

"As the result of those combined actions to improve capital, we would expect that the bank will no longer be deemed significantly undercapitalized for regulatory purposes at the end of 2009," said Mr. McManaman. "Assuming economic conditions in our markets stabilize, and that the transaction with Midland States Bank closes at the end of the first quarter 2010 and its benefits are fully realized, we expect that the bank would be adequately capitalized and approaching well-capitalized."

AMCORE Market President Jeff Lovett and Sandi Hall, Regional Retail Sales Manager, will transition in their roles to Midland States Bank and will continue to serve customers in this region. "We believe Mr. Lovett's and Ms. Hall's expertise and knowledge of the region are a valuable asset for Midland States Bank and their customers," said Mr. McManaman. "Midland States Bank has a strong community banking philosophy and we believe it will continue to serve customers with the high quality service that AMCORE proudly provided."

"We are excited to be establishing a banking presence in Northern Illinois markets that I've worked in and have intimate knowledge of," said Leon Holschbach, CEO of Midland States Bank. "These are good, strong community banks with a deep seated commitment to providing financial strength and stability to their communities in order for them to thrive and prosper."

ABOUT AMCORE

AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $4.0 billion with 66 locations in Illinois and Wisconsin. Once the sale is completed, AMCORE will have 52 branches. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI". Further information about AMCORE Financial, Inc. can be found at the Company's website at www.AMCORE.com.

About Midland States Bank

Midland States Bancorp Inc. is a community-based bank holding company headquartered in Effingham, Illinois and is the sole shareholder of its subsidiary, Midland States Bank ("MSB"). Established in 1881, MSB remains a locally owned and operated community bank, providing a full range of commercial and consumer banking products, trust and investment management, insurance, and financial planning services. As a community banking institution, the Company prides itself on establishing and maintaining relationships with its customers and is committed to serving the financial needs of the communities it serves.

MSB, which currently operates offices in Effingham, Centralia, Farina, Greenville, Vandalia, Columbia, Freeburg, Hecker, Smithton, Waterloo and Champaign, Illinois, and in Chesterfield, Missouri, has enjoyed the success of consistent profitability, increasing annual dividends, and capital well above regulatory requirements. Through local leadership, MSB has created a legacy of helping customers with all of their financial needs. For more information, please visit the Company's website at www.midlandstatesbank.com.

FORWARD LOOKING STATEMENTS

This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "should", "may", "will" or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors -- many of which are beyond the ability of the Company to control or predict -- could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations; (III) failure to obtain new customers and retain existing customers and related deposit relationships; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayments; (VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in accounting principles generally accepted in the United States of America; (XVI) changes in assumptions or conditions affecting the application of "critical accounting estimates"; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems; (XIX) adverse economic or business conditions affecting specific loan portfolio types in which the Company has a concentration, such as construction and land development loans; (XX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities; (XXI) possible changes in the creditworthiness of customers and value of collateral and the possible impairment of collectibility of loans; (XXII) changes in lending terms to the Company and the Bank by the Federal Reserve, Federal Home Loan Bank, or any other regulatory agency or third party; (XXIII) the recently enacted Emergency Economic Stabilization Act of 2008, and the various programs the U.S. Treasury and the banking regulators are implementing to address capital and liquidity issues in the banking system, all of which may have significant effects on the Company and the financial services industry, the exact nature and extent of which cannot be determined at this time; and (XXIV) failure by the company to comply with the provisions of any regulatory order or agreement to which the Company is subject could result in additional and material enforcement actions by the applicable regulatory agencies.

CONTACT:  AMCORE Bank
          Katherine Taylor
          815-961-7164

          Midland States Bank
          Sharon Schaubert
          217-342-7567